EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the following:

         (1) our report dated February 6, 2002 relating to the financial statements, which appears in FelCor Lodging Trust Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001;
         (2) our report dated February 6, 2002 relating to the financial statement schedules, which appears in FelCor Lodging Trust Incorporated's Annual Report on Form 10-K for the year ended December 31, 2001;
         (3) our report dated February 6, 2002 relating to the financial statements, which appears in FelCor Lodging Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 2001;
         (4) our report dated February 6, 2002 relating to the financial statement schedules, which appears in FelCor Lodging Limited Partnership's Annual Report on Form 10-K for the year ended December 31, 2001.




/s/ PricewaterhouseCoopers LLP


Dallas, Texas
January 22, 2003